UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 20, 1999

                            CHEFS INTERNATIONAL, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)

        0-8513                                              22-2058515
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(Commission File Number)                           (IRS Employer Identification
                                                             Number)

62 Broadway
Point Pleasant Beach, New Jersey                             08742
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(Address of principal executive                           (Zip Code)
     office)

Registrant's telephone number, including area code 732-295-0350
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                           CHEFS INTERNATIONAL, INC.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On May 25, 1999, Chefs International, Inc. (the "Registrant") received written notice that "Lombardi related persons and entities" (the "Lombardi Group") owned in excess of 50% of the Registrant's issued and outstanding shares of common stock. As a result, the "Lombardi Group" controls the Registrant. On said date pursuant to the request of the "Lombardi Group," Robert M. Lombardi, M.D. was elected a director of the Registrant. To create a vacancy for his election, Frank "Doc" Koonemund resigned from the board. The four "holdover" directors, Anthony C. Papalia, Martin Fletcher, James Fletcher and Jack Mariucci have agreed that as soon as four additional nominees of the Lombardi Group are identified and are able to serve as directors in accordance with applicable law, they will take all actions necessary to elect such nominees as directors and wi11 resign from the board. The Lombardi Group has indicated that the four additional nominees are expected to be Michael F. Lombardi, Joseph S. Lombardi, Stephen F. Lombardi and Anthony M. Lombardi.

     An amendment (No. 4) to Schedule 13D dated May 20, 1999 filed on behalf of Michael F. Lombardi, Robert M. Lombardi, Joseph S. Lombardi, Anthony M. Lombardi, Joseph A. Lombardi, Stephen F. Lombardi, the December '95 Investment Club ("DIC"), Lombardi & Lombardi P.A. (the "Firm") and the Lombardi & Lombardi P.A. Defined Benefit Plan (the "Plan") stated that said related persons and entities owned an aggregate 2,248,110 shares constituting 50.1% of the Registrant's outstanding common stock. Included in such amount are an aggregate 1,722,445 shares purchased on May 20, 1999 by Robert M. Lombardi, Anthony M. Lombardi and Joseph S. Lombardi from the Chapter 11 Trustee for the bankruptcy estate of Robert E. Brennan (the "Trustee") at a purchase price of S2.50 per share. During May 1999, members of the Lombardi Group purchased an additional aggregate 74,500 shares in open market purchases at prices ranging from $1.0625 to $1.625 per share. The Lombardi Group has also offered to purchase an additional 44,112 shares from the Trustee at $2.50 per share if the stock certificates for such shares are located. The purchases by the individuals were made using personal funds except for $555,555 borrowed by Robert M. Lombardi from the Plan and an additional $416,666 borrowed by Robert M. Lombardi from the Lombardi & Lombardi P.A. Profit Sharing Plan. The purchases by the Firm were made using corporate assets and the purchases by DIC were made using personal funds of its partners.

     The Lombardi Group has indicated in Amendment No. 4 to the Schedule 13D that they intend to take an active role in the management of the Registrant and that once they are in control of the Registrant's board of directors, they intend to evaluate (a) the business direction of the Registrant and (b) actions which

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might be taken to maximize shareholder value,  including various strategic transactions and alternatives.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           CHEFS INTERNATIONAL, INC.
                                           -------------------------
                                                 (Registrant)

Dated: June 4, 1999
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                                           By /s/ Anthony Papalia
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                                             Anthony Papalia, President

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